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EXHIBIT 99.4

[LETTERHEAD OF BANC OF AMERICA SECURITIES LLC]

CONSENT
OF
BANC OF AMERICA SECURITIES LLC

Board of Directors
Gart Sports Company
1050 West Hampden Avenue
Englewood, CO 80110

Members of the Board:

We hereby consent to the inclusion of (i) our opinion letter, dated February 19, 2003, to the Board of Directors of Gart Sports Company (the "Company") as Annex C to the Registration Statement of the Company on Form S-4 (the "Registration Statement") relating to the proposed merger involving the Company and The Sports Authority, Inc., and (ii) references made to our firm and such opinion in the Registration Statement under the captions entitled "SUMMARY—Opinion of Financial Advisors," "THE MERGER AND RELATED TRANSACTIONS—Background of the Merger" and "THE MERGER AND RELATED TRANSACTIONS—Opinion of Gart's Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are "experts" for purposes of, the Securites Act of 1933, as amended, and the rules and regulations promulgated thereunder.

BANC OF AMERICA SECURITIES LLC

/s/ BANC OF AMERICA SECURITIES LLC

April 4, 2003

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  EXHIBIT 99.4